UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

ARMATA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARMP	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 15, 2024, Armata Pharmaceuticals, Inc. (the “Company”) disclosed that it had reached an agreement with Mina Pastagia, M.D. (“Dr. Pastagia”), the Company’s Chief Medical Officer, pursuant to which Dr. Pastagia’s employment had concluded effective as of November 13, 2024 (the “Termination Date”).

In connection with Dr. Pastagia’s separation, on December 2, 2024, the Company entered into a Separation and Release Agreement with Dr. Pastagia (the “Separation Agreement”) pursuant to which, in consideration for Dr. Pastagia’s general release of claims in favor of the Company and its affiliates, Dr. Pastagia will be entitled to the continued payment of her base salary for twelve (12) months following the Termination Date. Dr. Pastagia’s receipt of the foregoing payments is subject to her non-revocation of and compliance with the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 to this report and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

10.1	Separation and Release Agreement, by and between Armata Pharmaceuticals, Inc. and Mina Pastagia, M.D., dated as of December 2, 2024.

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024	Armata Pharmaceuticals, Inc.

	By:	/s/ David House
	Name:	David House
	Title:	Senior Vice President, Finance and Principal Financial Officer